Exhibit 23.6

June 8, 2022

CONSENT OF QUALIFIED PERSON

Re: Form 8-K/A of Perpetua Resources Corp. (the “Company”)

I, Garth D. Kirkham, P.Geo., consent to:

•	the public filing by the Company and use of the technical report titled “Stibnite Gold Project S-K 1300 Technical Summary Report”, as amended on June 6, 2022 (the “Technical Report Summary”), with an initial effective date of December 31, 2021, and that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities Exchange Commission, as an exhibit to and referenced in the Company’s Form 8-K/A dated June 8, 2022 (the “Form 8-K/A”);

•	the use of and reference to my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-X promulgated by the U.S. Securities Exchange Commission), in connection with the Form 8-K/A and any such Technical Report Summary;

•	any extracts from, or summary of, the Technical Report Summary in the Form 8-K/A and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was prepared by me, that I supervised the preparation of, and/or that was reviewed and approved by me, that is included or incorporated by reference in the Form 8-K/A;

•	the incorporation by reference of the Technical Report Summary into the Company’s Registration Statement on Form S-8 (Registration No. 333-256925), filed on June 9, 2021, relating to the Company’s Omnibus Equity Incentive Plan; and

•	the incorporation by reference of the Technical Report Summary into the Company’s Registration Statement on Form S-8 (Registration No. 333-255147), filed on April 9, 2021, relating to the Company’s 2011 Evergreen Incentive Stock Option Plan.

I am responsible for authoring, and this consent pertains to, Sections 7.5, 7.6, 7.7, 7.8, 8, 9 and 11 of the Technical Report Summary. I certify that I have read the Form 8-K/A and that it fairly and accurately represents information in the Technical Report Summary for which I am responsible.

By:	/s/ Garth D. Kirkham, P.Geo.
Name: Garth D. Kirkham, P.Geo.